SECOND NOTICE

PLEASE VOTE YOUR PROXY TODAY!

ActivePassive Funds Proxy Reminder

ActivePassive Large Cap Growth Fund

ActivePassive International Equity Fund

ActivePassive Large Cap Value Fund

ActivePassive Global Bond Fund

ActivePassive Intermediate Taxable Bond Fund

ActivePassive Small/Mid Cap Fund

ActivePassive Intermediate Municipal Bond Fund

Dear Shareholder:

You recently received proxy materials regarding your positions held within ActivePassive Funds.  The Special Meeting of Shareholders will be held on December 9, 2011.

YOUR VOTE IS NEEDED IMMEDIATELY!!!!

According to our latest records, we have not received your proxy vote for this Special Meeting.  We urge you to act promptly in order to allow us to obtain a sufficient number of votes, avoid the cost of additional solicitation and the possibility of a meeting adjournment. Your vote is important, no matter how many shares you own.

Voting is quick and easy!

•	You may vote your proxy via the internet at www.proxyvote.com. Just follow the instructions printed on your proxy card.

•	You may cast your vote by mail. Sign and vote your proxy card and enclose it in the postage paid envelope provided in this package.

•	To vote over the phone or should you have any questions regarding the proxy, please call our toll free number 1-855-500-9508 and speak with a live agent.

Thank you for taking the time to vote today!!!